Press Release

#05-11

FOR IMMEDIATE RELEASE

SNRG Completes Texas Gasification Plant Purchase

Scottsdale, AZ—September 7, 2005 – SNRG Corporation (OTC BB:SNRG.OB), announced today that the Company has completed the purchase of the former Molten Metal gasification plant in Bay City, Matagorda County Texas.

Elroy Fimrite, CEO of SNRG announced the completion of the first two stages of a multi stage financial transaction with Bay City Partners LLC. In the first stage SNRG purchased 100% of the membership interests of Port Assets LLC, the owner of the Bay City plant for $3 million dollars. In the second phase of the transaction SNRG sold 51% of the membership interests for $2.85 million to Bay City Partners LLC. The final stage of the transaction grants SNRG an option to reacquire Bay City’s 51% interest; the Company intends to exercise this option within the current fiscal year. SNRG is responsible for all management, operations and retrofit of the facility.

“This is a great day for SNRG and all those who have waited for years to see this facility commence operation” Fimrite stated, “We will work hard to retrofit this facility and put these assets to work for our Shareholders and the Bay City community.”

The plant was originally built in 1997 by Molten Metals, Inc. at a cost of $79.5 million.

The original construction managers of the facility, Fluor Daniel, have estimated the current engineering and construction cost of an identical new Greenfield facility at a cost range of approximately $92.8 Million to $109.2 Million dollars. Mr. Fimrite stated: “This completes a two year effort to acquire what we believe will become one of the crown jewel assets for our new company. Our next steps will be to complete a thorough technology review to assess the highest value technology options for use in the new plant. Mr. Fimrite stated “We will be actively engaging the local and state government officials for their assistance in moving forward to commence operations.”

For additional information, please visit our Web site at: www.SNRG.net. Please note the new corporate address and contact numbers below.

Contact Information:

Corporate Offices:	Investor Relations:
14300 N Northsight Blvd, Ste 227	Jim Elbert
Scottsdale, AZ, 85260	888-388-8989
Tel: 480-991-2040
Fax: 480-991-2203

SNRG Corporation • www.SNRG.net

Forward-Looking Statements:  This news release contains "forward-looking statements", as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the successful completion of the purchase of the 51% interest in Port Assets LLC from Bay City Partners; our ability to retro fit, manage and operate the gasification plant in Bay City; and the successful review of high value technologies to enhance the Bay City gasification plant.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with oil and gas exploration; changes in reserve estimates if any; the potential productivity of our properties; changes in the operating costs and changes in economic conditions and conditions in oil and gas production and exploration and the unproven nature of alternative energy technologies and its commercial viability. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-KSB for the 2004 fiscal year, our quarterly reports on Form 10-QSB and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

SNRG Corporation • www.SNRG.net